UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2014

Lihua International, Inc..

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52650	14-1961536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Lihua Holdings Limited Houxiang Five-Star Industry District Danyang City, Jiangsu Province, PRC 212312
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-511-86317399

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

On June 10, 2014, the Board of Directors (the “Board”) of Lihua International, Inc. (the “Company”) by unanimous written consent, appointed Mr. Tian Bao Wang to serve as Chief Executive Officer, President and Chairman of the Board, and Mr. Ming Zhang to serve as a director on the Board.

Mr. Wang has been in the import and export business since 2001. From July 2005 to present, Mr. Wang served as General Manager and then Chairman of Jiangsu High Hope Electric Co., Ltd., a subsidiary of Jiangsu High Hope International Group. Since April 2008, Mr. Wang has been a Director and General Manager of Jiangsu International Co., Ltd. Mr. Wang has a Bachelor’s Degree from Nanjing Forestry University in Advertising and an EMBA from Tsinghua University, China.

Mr. Zhang has held management positions in finance and operations in manufacturing companies since 1981. Since September 2008, Mr. Zhang has held positions managing investments at Wuxi Jinde Asset Management Co, Ltd., a subsidiary of Wuxi Industrial Development Group Co., Ltd. (“Wuxi IDG”). From September 2008 to July 2012, Mr. Zhang served as Vice General Manager and since July 2012 served as Director and General Manager. Mr. Zhang has a Bachelor’s Degree from The Open University of China in Business Management and a Master’s Degree from Soochow University in Politics and Public Administration.

Neither Mr. Wang, nor Mr. Zhang have family relationships with any of the executive officers or directors of the Company.

On May 11, 2014, Magnify Wealth Enterprises Limited, a BVI company (“Magnify Wealth”) and Power Apex Holdings Limited, a BVI company (“Power Apex”) entered into a stock purchase agreement (the “Agreement”), whereby Magnify Wealth sold 13,195,000 shares of common stock of the Company (the “Shares”) in a private transaction to Power Apex. The Shares represent approximately 44% of the total share ownership of the Company. Power Apex is a wholly owned subsidiary of Jiangsu Jinhong Import and Export Co. (“Jinhong”). Mr. Wang is a director of Jinhong and Mr. Zhang is the chairman of Jinhong. Jinhong is one of the subsidiaries of Wuxi Jinde Asset Management Co., which is a subsidiary of Wuxi IDG.

No definitive agreements have been entered into at this time with respect to the terms of Mr. Wang’s employment or Mr. Zhang’s service as a director. The Board will discuss such terms and in its discretion, upon recommendation from the Compensation Committee, enter into such agreements as appropriate at a later date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2014

Lihua International, Inc.

By:  /s/ Daphne Huang

Name: Daphne Huang

Title: Chief Financial Officer